FIRST ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
             WESTSTAR ENVIRONMENTAL PUMPING & SEPTIC SERVICE INC.
             (Bearing Florida Charter Number: L83307 June 26, 1990)

--------------------------------------------------------------------------------

     1. ARTICLE I of the Articles of Incorporation of WESTSTAR ENVIRONMENTAL PUMPING & SEPTIC SERVICE, INC., is amended to read as follows:


                                 ARTICLE I NAME
                                 --------------

     The name of the corporation is: WESTSTAR ENVIRONMENTAL, INC.

     2. ARTICLE III of the Articles of Incorporation is amended to read as follows:


                           ARTICLE III CAPITAL STOCK
                           -------------------------

     This corporation is authorized to issue ONE HUNDRED THOUSAND (100,000) shares of stock, all of which shall be common shares with a par value of One Dollar ($1.00) per share.

     Shares of capital stock of this corporation shall be issued initially to the following persons and in the amounts set opposite their names.

       1. MICHAEL E. RICKS or TERI L. RICKS                 71,000 Shares
          Rt 5, Box 7344
          Starke, Florida 32091.

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ARTICLES OF AMENDMENT--WESTSTAR--PAGE TWO

       2. WILLIAM B. GRAY or PATRICIA G. GRAY                 6,000 Shares
          12960 Bear Paw Place
          Jacksonville, Florida 32216

       3. JAMES R. FLYNN, ESQUIRE or DEBRA S. FLYNN           2,000 Shares
          407 West Georgia Street
          Starke, Florida 32091

       4. THOMAS FREDRICK FEY or MARTHA D. FEY                2,000 Shares
          3726 N.W. 7th Avenue
          Gainesville, Florida 32607

       5. LESLIE DEAN CASSELS or BETTY C. CASSELS             4,000 Shares
          Rt. 2, Box 1177
          Starke, Florida 32091

       6. WILLIAM P. COSTELLO                                 2,000 Shares
          7014 West Gas Line Road
          Keystone Heights, Florida 32656

       7. LEON H. CASSELS or JOAN W. CASSELS                  8,000 Shares
          4667 Highgrove Road
          Tallahassee, Florida 32308

       8. ERNEST E. TRIEST, JR.                               5,000 Shares
          S.E. 31st Street
          Keystone Heights, Florida 32656


     Every shareholder, upon the sale for cash of any new stock of this corporation of the same kind, class or series as that which he or she already holds shall have a right to purchase his or her prorata share (as nearly as may be done without the issuance of fractional shares) at the same price at which it is offered to others.

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ARTICLES OF AMENDMENT--WESTAR--PAGE FOUR


     The initial officers of the corporation shall be a President, Two (2) Vice-Presidents, a Secretary, and a Treasurer. The names and street addresses of the initial officers of the Corporation are:

       1. MICHAEL E. RICKS                             PRESIDENT
          Rt 5, Box 7344
          Starke, Florida 32091.

       2. WILLIAM B. GRAY                              EXECUTIVE VICE-PRESIDENT
          12960 Bear Paw Place
          Jacksonville, Florida 32216

       3. JAMES R. FLYNN, ESQUIRE                      VICE-PRESIDENT
          407 West Georgia Street
          Starke, Florida 32091

       4. TERI L. RICKS                                VICE-PRESIDENT
          Route 5, Box 7344                            SECRETARY/TREASURER
          Starke, Florida 32091


     5. The Articles of Incorporation is amended to add the following Article VII which shall read as follows:

             ARTICLE VII--INDEMNIFICATION OF OFFICERS AND DIRECTORS
             ------------------------------------------------------

The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

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ARTICLES OF AMENDMENT--WETSTAR--PAGE THREE

     3. Article V of the Articles of Incorporation is amended to read as follows:


                       ARTICLE V--OFFICERS AND DIRECTORS
                       ---------------------------------

     This corporation shall have eight (8) directors initially. The number of directors may either be increased or diminished from time to time by the by-laws but shall never be less than three (3). The names and street addresses of the initial directors of this corporation who shall hold office for the first year of the corporations existence or until their successors are elected are:

 1. MICHAEL E. RICKS or TERI L.             2. JAMES R. FLYNN
    Rt 5, Box 7344                             407 West Georgia Street
    Starke, Florida 32091                      Starke, Florida 32091

 3. WILLIAM B. GRAY                         4. THOMAS FREDRICK FEY
    12960 Bear Paw Place                       3726 N.W. 7th Avenue
    Jacksonville, Florida 32216                Gainesville, FL 32607

 5. LESLIE DEAN CASSELS                     6. LEON H. CASSELS
    Route 2, Box 1177                          4667 Highgrove Road
    Starke, Florida 32091                      Tallahassee, Fl 32308

 7. WILLIAM P. COSTELLO                     8. ERNEST E. TRIEST, JR.
    7014 W. Gas Line Road                      S.E. 31st Street
    Keystone Heights, Fl 32656                 Keystone Heights, FL 32656

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ARTICLES OF AMENDMENT--WESTSTAR--PAGE FIVE


     6. The foregoing First Articles of Amendment to Articles of Incorporation is made by the Board of Directors of this corporation before the issuance of any shares in the corporation.

     7. The foregoing First Articles of Amendment to Articles of Incorporation was adopted by unanimous vote of the Board of Directors of this corporation on this 15th day of February, 1993.

     IN WITNESS WHEREOF the undersigned, MICHAEL E. RICKS, President/Director and by TERI L. RICKS, Secretary/Treasurer and Director of this corporation, in thier capacities as such, have executed these First Articles of Amendment to Articles of Incorporation on this 15th day of February, 1993.


                                         MICHAEL E. RICKS
                                         ---------------------------------------
                                         Michael E. Ricks/Director President


                                         TERI L. RICKS
                                         ---------------------------------------
                                         Teri L. Ricks/Director Secretary



[CORPORATE SEAL]